MUELLER WATER PRODUCTS ANNOUNCES NEW DIRECTORS AND CORPORATE GOVERNANCE INITIATIVES

Enters Into Cooperation Agreement with Stockholder Ancora
Adds Two New Independent Members – Brian Slobodow and Niclas Ytterdahl – to the Board
Creates Capital Allocation and Operations Committee

ATLANTA, October 13, 2022 – Mueller Water Products, Inc. (NYSE: MWA) (“Mueller” or the “Company”) today announced that it has entered into a cooperation agreement with Ancora Holdings Group, LLC and its affiliates (“Ancora”) and announced several governance changes, including the addition of two new directors. The Company also announced an accelerated process to continue its refreshment of the Board of Directors (the “Board”) over the next three years.
New Independent Directors
The Company announced the appointment of Brian Slobodow and Niclas Ytterdahl to the Board. Mr. Slobodow will join the Board, effective immediately, and Mr. Ytterdahl will act as a non-voting observer of the Board until he is appointed to the Board following the 2023 Annual Meeting of Stockholders (the “Annual Meeting”).

Upon joining the Board, Mr. Slobodow is expected to serve on the Nominating and Corporate Governance Committee and Mr. Ytterdahl is expected to serve on the Audit Committee.

Under the terms of the cooperation agreement, Ancora has agreed to customary standstill, voting commitments and other provisions. A complete copy of the cooperation agreement will be filed on Form 8-K with the U.S. Securities and Exchange Commission.

Creation of New Capital Allocation and Operations Committee
The Board is also forming a Capital Allocation and Operations Committee (the “Committee”) to focus on capital allocation and operational excellence. The Committee will be co-chaired by President and Chief Executive Officer Scott Hall and Mr. Slobodow, and will include Chairman Mark O’Brien. Mr. Ytterdahl will initially be an observer of the Committee and then assume full membership upon his appointment to the Board.

Proactive and Accelerated Board Refresh
The Company also announced that it will accelerate the refreshment of the Board by adding several new directors with fresh perspectives in the near term. This plan is intended to further align the Board’s experience and skills with the Company’s strategic direction. As part of this plan, following this year’s Annual Meeting, each member of the Board who has served for more than 10 years will depart during the next three years, with no more than three directors departing in any one year. As of the 2024 Annual Meeting of Stockholders, the size of the refreshed Board will be set at 10 directors.

Mark O’Brien, Chairman of the Board, commented:

“Today accelerates a plan to refresh the Mueller Board, which builds on our commitment to developing a strong track record of diversity and inclusion. The Board continues to work towards ensuring that its directors have the right mix of skills, experience and diversity to oversee and guide Mueller’s execution of its long-term strategy, while also upholding its commitment to best practices in corporate governance.”

Mr. O’Brien continued:

“Both Brian and Niclas bring valuable operating and supply chain management experience to our already diverse Board. We are confident that Mueller and its stockholders will benefit greatly from their perspectives and insights, and their support of the Company’s efforts to enhance shareholder value.”

Scott Hall, President and Chief Executive Officer, added:

“Now is an important time for Mueller, with a record backlog and healthy demand. Our teams remain focused on executing on our operational improvements and delivering the benefits from our ongoing capital investments that will further position our product portfolio to capitalize on favorable market trends.”

Fredrick D. DiSanto, Chairman and Chief Executive Officer of Ancora, concluded:

“We appreciate the productive private engagement we have had with Mueller’s Board and leadership team, and are pleased to reach an agreement that will meaningfully benefit all stockholders and stakeholders. Mueller is a strong, high-potential business with a leading presence in the transmission, distribution and measurement of water in North America. We look forward to seeing our designees add fresh expertise to the Board and support long-term value creation.”

Evercore is serving as financial advisor to Mueller Water Products and Kirkland & Ellis LLP is serving as Mueller Water Products’ legal counsel. Olshan Frome Wolosky LLP is serving as Ancora’s legal counsel.

New Director Biographies
•Brian Slobodow

Brian Slobodow is currently an Operating Partner of Operational Resource Group (“ORG”) at HGGC, a leading middle-market private equity firm. Mr. Slobodow brings over 30 years of operations expertise to the board, including knowledge in the areas of supply chain and procurement issues. Prior to ORG, Mr. Slobodow served as an Operating Executive at Golden Gate Capital, where he gained extensive experience on management teams, serving as the Chief Operating Officer of Atrium, Chief Executive Officer U.S. Silica Company and President and Chief Operating Officer of Neways International, all of which are current or former Golden Gate Capital portfolio companies. Prior to joining Golden Gate Capital, Mr. Slobodow held multiple leadership positions within Johnson & Johnson Consumer Products and was a Principal at A.T. Kearney. He has previously served as a director on the boards of ANGUS Chemical Company, Cole-Parmer and Springs Window

Fashions. Mr. Slobodow holds a Bachelor of Science in Industrial and Manufacturing Engineering and an MBA from the MIT Sloan School of Management.

•Niclas Ytterdahl

Niclas Ytterdahl is the Chief Operating Officer at Industrial Service Solutions (“ISS”). Mr. Ytterdahl brings over 25 years of operations expertise to Mueller, also including knowledge in the areas of supply chain and procurement. Prior to joining ISS, Mr. Ytterdahl was the President at Dover Vehicle Service Group and the Chief Supply Chain Officer at the AES Corporation. Mr. Ytterdahl has also held multiple leadership positions within Thermo Fisher Scientific and began his career consulting for Accenture and A.T. Kearney. He currently serves as the Portfolio Board Director for Dubin Clark & Company, Inc. and is a Board Member for Euro Motorparts Group, which is a Dubin Clark portfolio company. Mr. Ytterdahl holds a Master of Science in Engineering Physics from Chalmers University of Technology (Ecole Polytechnique Federale de Lausanne) and a MS/MBA in Strategy, Corporate Finance and Operations from the MIT Sloan School of Management.

About Mueller Water Products, Inc.
Mueller Water Products, Inc. is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water in North America. Our broad product and service portfolio includes engineered valves, fire hydrants, pipe connection and repair products, metering products, leak detection, pipe condition assessment, pressure management products, and software technology that provides critical water system data. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. Visit us at www.muellerwaterproducts.com.

Mueller refers to one or more of Mueller Water Products, Inc. (MWP), a Delaware corporation, and its subsidiaries. MWP and each of its subsidiaries are legally separate and independent entities when providing products and services. MWP does not provide products or services to third parties. MWP and each of its subsidiaries are liable only for their own acts and omissions and not those of each other. Mueller brands include Mueller®, Echologics®, Hydro Gate®, Hydro-Guard®, HYMAX®, i2O®, Jones®, Krausz®, Mi.Net®, Milliken®, Pratt®, Pratt Industrial®, SentryxTM, Singer®, and U.S. Pipe Valve & Hydrant. Please see muellerwp.com/brands to learn more.

Forward-Looking Statements
This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the federal securities laws. All statements that address activities, events or developments that the Company intends, expects, plans, projects, believes or anticipates will or may occur in the future are forward-looking statements, including, without limitation, statements regarding outlooks, projections, forecasts, expectations, commitments, trend descriptions and the ability to capitalize on trends, value creation, Board and committee composition plans, long-term strategies and the execution or acceleration thereof, operational improvements and excellence, the benefits of capital investments, financial or operating performance including improving sales growth and driving increased margins, capital allocation and growth strategy plans, positioning the Company’s product portfolio and the demand for the Company’s products. Forward-looking statements are based on certain assumptions and assessments made by the Company in light of the Company’s experience and perception of historical trends, current conditions and expected future developments. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including, without limitation, the factors that are described in the section entitled “RISK FACTORS” in Item 1A of the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 19, 2021, and later filings with the SEC on Form 10-Q. Forward-looking statements do not guarantee future performance and are only as of the date they are made. The Company undertakes no duty to update its forward-looking statements except as required by law. Undue reliance should not be placed on any forward-looking statements. You are advised to review any further disclosures the Company makes on related subjects in subsequent Forms 10-K, 10-Q, 8-K and other reports filed with the SEC.

Contacts

For Mueller Water Products:
Investor Relations Contact
Whit Kincaid
770-206-4116
wkincaid@muellerwp.com

Media Contact
Robin Keegan
770-206-4152
rkeegan@muellerwp.com

For Ancora:
Longacre Square Partners
Greg Marose
201-936-4126
gmarose@longacresquare.com